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                                                                  Exhibit 4.3(b)

                             CERTIFICATE OF TRUST OF
                             ONEOK CAPITAL TRUST II

                  THIS Certificate of Trust of ONEOK CAPITAL TRUST II (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.) (the "Act").
              ------           -- ---

                  1.   Name. The name of the business trust formed hereby is
                       ----
ONEOK CAPITAL TRUST II.


                  2.   Delaware Trustee. The name and business address of the
                       ----------------
trustee of the Trust in the State of Delaware is.


                  3.   Effective Date. This Certificate of Trust shall be
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effective upon filing with the Secretary of State.


                  IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.




                                                                            ,as
                                                    trustee


                                                    By:________________________



                                                                            ,as
                                                    trustee


                                                    By:________________________